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                                                                    Exhibit 21.1
                                                                    ------------


                        Subsidiaries of Hadco Corporation


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
Direct Subsidiaries (100%) owned by Hadco Corporation)                   State or Country/
------------------------------------------------------                   -----------------
                                                                     Territory of Organization
                                                                     -------------------------

Hadco Santa Clara, Inc. (f/k/a Zycon Corporation)                            Delaware
Hadco Phoenix, Inc. (f/k/a Continental Circuits Corp.)                       Delaware
Zycon Corporation                                                            Delaware
Continental Circuits Corp.                                                   Delaware
Hadco Foreign Sales Corporation                                         U.S. Virgin Islands
Hadco Scotland Limited                                                       Scotland


Indirect Subsidiaries                                                    State or Country/
---------------------                                                    -----------------
                                                                     Territory of Organization
                                                                     -------------------------

CCIR of California Corp. (100% owned by Hadco Phoenix, Inc.)                California
CCIR of Texas Corp. (100% owned by Hadco                                       Texas
     Phoenix, Inc.)
Hadco Corporation (Malaysia) SDN.BHD. (f/k/a Zycon                           Malaysia
     Corporation, SDN.BHD) (100% owned by Hadco Santa
     Clara, Inc.
Continental Circuits International, Inc. (100% owned by                      Barbados
     Hadco Phoenix, Inc.